DIRECTOR’S AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of this 26th day of January 2005, by Coda Octopus Group, Inc., a Delaware corporation (“Coda Octopus”), with its principal place of business at 245 Park Avenue, 39th Floor, New York, New York 10167 and Rodney Peacock (the “Director”) (collectively the "Parties").

WHEREAS, the Director was appointed to serve on the Board of Directors of Coda Octopus for a term until the next meeting of stockholders and, if replaced, until his replacement is elected and qualifies and the new Director has accepted such appointment; and

WHEREAS, the Parties desire to enter into the Agreement to reflect the Director’s duties and responsibilities; and

WHEREAS, the Parties wish to set forth the terms and conditions of service as a director;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.	Roles and Responsibilities of the Board of Directors

The Board of Directors represents and is accountable to the shareholders of the Company. The Board's responsibilities are active and not passive and include the responsibility to regularly evaluate the strategic direction of the Company, management policies and the effectiveness with which management implements its policies. The Board's responsibilities further include overseeing the structure and composition of the Company's top management and monitoring legal compliance and the management of risks related to the Company's operations. In doing so the Board may set out annual ranges and/or individual limits for capital expenditures, investments and divestitures and financial commitments not to be exceeded without Board approval.

The Board has the responsibility for appointing and discharging the Chief Executive Officer and the President and the other members of management. Subject to the requirements of Delaware law, the Compensation Committee of the Board will confirm the compensation and the employment conditions of management employees.

The basic responsibility of the members of the Board is to act in good faith and with due care so as to exercise their business judgment on an informed basis in what they reasonably and honestly believe to be the best interests of the Company and its shareholders. In discharging that obligation, the directors must inform themselves of all relevant information reasonably available to them.

The incidence of corporate fraud and the increased emphasis on uncovering fraud and exposure has resulted in almost daily revelations. The annual cost of fraud is significant enough to cause concerned investors to insist on better procedures for fraud prevention and detection.

There are generally three conditions present when fraud occurs: incentive (pressure), opportunity, and rationalization (attitude). The policies, procedures, and tone set by the Company's Board have a direct impact on the prevalence of these conditions and therefore on the occurrence of fraud.

The most pervasive area of board influence is developing a culture of compliance. Arguably more far-reaching than a good system of internal controls, a tone of sound ethics and corporate responsibility set at the top and pushed down throughout the organization, is paramount in addressing the fraud condition of rationalization (attitude). Well-designed systems are key to addressing the condition of opportunity.

The most challenging area is pressure or incentive. This condition is fostered internally in companies as managerial performance and compensation are often linked to company performance, creating incentive. While performance incentives are an effective form of remuneration, controls surrounding the determination of management compensation must be well designed.

Fraud prevention and detection is another key area of corporate governance. Even in the absence of regulation, investors see the benefit of good governance practices to minimize financial losses and lessen the risk of damage to corporate reputations - thereby contributing to maintaining the value of shares in the marketplace.

Investor relations: adoption of good governance practices will enable the Company to conduct its business locally and internationally with improved investor/shareholder support. Pre-compliance without regulation precludes the likelihood of encountering foreign obstacles to corporate endeavors in raising capital, competing for business, or merger and acquisition activities. There is less chance of an objection being raised on technical or compliance grounds, reducing project costs and improving the opportunity of success.

2.	Extent of Services

The Director will devote as much time and attention to the business activities of Coda Octopus as is needed to carry out his duties in effectuating the roles and responsibilities of the Board of Directors as set forth in paragraph 1 above, including but not limited to; as a member of the compensation committee, review of employment arrangement with management personnel, contact with management to gain relevant information on an as needed basis, review and analysis of relevant contracts and business decisions including pro forma financial information of product launches and business acquisitions, and review of quarterly and annual financial statements and contact as needed with in-house accountants and auditor.

He may engage in other business activities which do not conflict with the operations of Coda Octopus and may sit on charitable, professional and business Boards provided that in no event shall the Director be permitted to serve on the board of directors of any other entity that owns, operates, acquires, sells, develops and/or manages any companies which are involved in sub sea or sonar inspection or visualization.

3.	Compensation and Benefits

(a)
Fees. Coda Octopus shall pay the Director an initial gross base annual fee of $20,000 commencing the first attended meeting of the Board of Directors and payable quarterly in arrears, plus a fee of $2,500 per meeting of the Board of Directors attended by the Director.

(b)
Reimbursable Travel. Coda Octopus shall reimburse the Director for personal travel to meetings of the Board of Directors upon presentation by the Director of documentation, expense statements, vouchers, and/or such other supporting information as Coda Octopus may reasonably request.

(c)
Initial Restricted Stock Grant. Provided that neither the Director nor Coda Octopus has prior thereto given notice terminating this Agreement, the Director shall, effective January 26th, 2005 be issued 150,000 shares of common stock of Coda Octopus. Certificates representing said shares will bear a restrictive legend stating that sale or other transfer of the shares be made only pursuant to an effective registration statement filed with the Securities and Exchange Commission (“SEC”) or an exemption from such registration.

(d)
Option Grant. On joining the Board of Directors, the Director shall be issued 200,000 options to purchase shares of Coda Octopus common stock with an exercise price at a level agreed at the start of each year (the exercise price for 2004-05 and 2005-06 is $1, with this price to be adjusted to match any lower warrant or option price included in any financing or offering). Options will expire five years from date of issue. The Shares underlying said options will be registered on a piggy back basis in the first registration statement filed with the SEC under the Securities Act of 1933. The Director shall also receive each year a grant of 50,000 common stock purchase options with an exercise price to be determined at the first meeting of the Board of Directors in each fiscal year, with this grant pro-rated to commence from the first attended meeting of the Board of Directors.

(e)
D&O Insurance Coverage. During and for a period of at least three years after the Term, the Director shall be entitled to director and officer insurance coverage for his acts and omissions while an officer and director of Coda Octopus on a basis no less favorable to him than the coverage provided current officers and directors.

4.	Termination

This Agreement will terminate when the Director no longer serves on the Board of Directors.

5.	Effect of Termination

Fees and other compensation to the Director will cease upon termination. The Director is entitled to all other compensation received prior to the date of termination. Options to purchase stock will terminate 90 days from the date of termination.

6.	Confidentiality

(a)
Definition of Proprietary Information. The Director acknowledges that he may be furnished or may otherwise receive or have access to confidential information which relates to Coda Octopus’s past, present or future business activities, strategies, services or products, research and development, specifically all formulas, processes, computer code, customer lists, computer user identifiers and passwords, and all purchasing, engineering, accounting, marketing and other information, proprietary to Coda Octopus and not generally known, relating to research, development, manufacture, marketing and sale of Coda Octopus products, as well as formulas, computer code, processes and other information received by Coda Octopus from third parties under an obligation of secrecy.

All such information, including any materials or documents containing such information, shall be considered by Coda Octopus and the Director as proprietary and confidential (the “Proprietary Information”).

(b)
Definition of Inventions. Invention(s) means all formulas, processes, discoveries, improvements, ideas and works of authorship, whether patentable or copyrightable or not, which the Director learns, has access to, has a part in developing, first conceives or first reduces to practice, alone or with others (1) that are developed on Coda Octopus time, or (2) that relate directly to Coda Octopus’ business or actual or anticipated research, or (3) for which Coda Octopus’ Proprietary Information or other Coda Octopus property is used, or (4) that result from any of the Director’s work for Coda Octopus.

Director's Obligation With Regard to Inventions.

(A) All Inventions that the Director may learn, have access to, have a part in developing, first conceive, or first reduce to practice (i) during service as a director with Coda Octopus, whether or not during normal work time or at Coda Octopus’ premises, or (ii) at any time after termination if based on Confidential Information, are and shall remain the sole property of Coda Octopus in all countries, and shall be promptly disclosed to and are hereby assigned to Coda Octopus without charge to Coda Octopus. In the absence of clear and convincing proof to the contrary, all formulas, processes, inventions, ideas, and works of authorship conceived by the Director within one year after termination that directly relate to Coda Octopus business or demonstrably anticipated research or development will be considered to be Inventions to be disclosed to and owned by Coda Octopus.

(B) The Director will acknowledge and deliver promptly without charge all documents to Coda Octopus, and to do such other acts as may be necessary in Coda Octopus’ opinion to obtain and maintain patents or copyrights and to vest the entire right and title in Coda Octopus to such patents, copyrights and Inventions in all countries, including, if required by Coda Octopus but not limited to, completion and signing of the Assignment exhibited as Appendix A to this Agreement. Failure on the part of Coda Octopus at any time to require the Executive to sell, assign, transfer and set over the entire right, title and interest in and to said Inventions shall not be deemed to be a waiver of its rights thereto.

(C) The obligations of this section shall not apply to any invention developed entirely on the Director's own time without the use of any Coda Octopus equipment, supplies, facility or Proprietary Information and (i) which does not relate to Coda Octopus business, or to Coda Octopus’ actual or demonstrably anticipated research or development or (ii) which does not result from any work performed by the Director for Coda Octopus.

(c)	Exclusions. Notwithstanding the foregoing, Proprietary Information shall not include information in the public domain not as a result of a breach of any duty by the Director or any other person.

(d)
Obligations. Both during and after he serves as a Director, the Director will preserve and protect the confidentiality of the Proprietary Information and all physical forms thereof, whether disclosed to him before this Agreement and Inventions signed or afterward (except as required by applicable law or otherwise as necessary in connection with the performance of the Director’s duties to Coda Octopus hereunder). In addition, the Director shall not (i) disclose or disseminate the Proprietary Information to any third party, including employees of Coda Octopus (or its affiliates) without a legitimate business need to know; (ii) remove the Proprietary Information from Coda Octopus’s premises without a valid business purpose; or (iii) use the Proprietary Information for his own benefit or for the benefit of any third party.

(e)
Return of Proprietary Information. The Director acknowledges that all the Proprietary Information and Inventions used or generated during the course of working for Coda Octopus is the property of Coda Octopus. The Director will deliver to Coda Octopus all documents and other tangibles (including diskettes and other storage media) containing the Proprietary Information and Inventions at any time upon request by the Board of Directors during his service and immediately upon termination of his service as a director. If requested by Coda Octopus, the Director will enter into an Assignment of Intellectual Property.

7.	Noncompetition and Nonsolicitation

(a)
Restriction on Competition. Throughout the period in which the Director serves as such and for a period of twelve (12) months thereafter (the “Restricted Period”), provided, however, that the Restricted Period shall only extend for six months following the expiration or termination of the Director’s service if the Director’service is terminated following a Change in Control, the Director will not engage, directly or indirectly, as an owner, director, trustee, manager, member, employee, consultant, partner, principal, agent, representative, stockholder, or in any other individual, corporate or representative capacity, in any of the following: (i) any subsea visualization company, or (ii) any other business in which Coda Octopus is engaged or is actively planning to engage as of the date of the Director’s termination.. Notwithstanding the foregoing, the Director shall not be deemed to have violated this section solely by reason of his passive ownership of 1% or less of the outstanding stock of any publicly traded corporation or other entity.

(b)
Non-Solicitation of Clients. During the Restricted Period, the Director will not solicit, directly or indirectly, on his own behalf or on behalf of any other person(s), any client of Coda Octopus to whom Coda Octopus had provided services at any time during the Director’s service with Coda Octopus in any line of business that Coda Octopus conducts as of the date of the Director’s termination of service or that Coda Octopus is actively soliciting, for the purpose of marketing or providing any service competitive with any service then offered by Coda Octopus.

(c)
Non-Solicitation of Employees. During the Restricted Period, the Director will not, directly or indirectly, hire or attempt to hire or cause any business, other than a Qualified Affiliate, to hire any person who is then or was at any time during the preceding six months an employee of Coda Octopus and who is at the time of such hire or attempted hire, or was at the date of such employee’s separation from Coda Octopus a vice president, senior vice president or director vice president or other senior director employee of Coda Octopus.

(d)
Acknowledgment. The Director acknowledges that he will acquire much Proprietary Information concerning the past, present and future business of Coda Octopus as the result of his service as well as access to the relationships between Coda Octopus and Coda Octopus and their clients and employees. The Director further acknowledges that the business of Coda Octopus is very competitive and that competition by him in that business during his service, or after his service terminates, would severely injure Coda Octopus. The Director understands that the restrictions contained in this Section 7 are reasonable and are required for Coda Octopus’s legitimate protection, and do not unduly limit his ability to earn a livelihood.

(e)
Rights and Remedies upon Breach. The Director acknowledges that any breach of Restrictive Covenants would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Director breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, Coda Octopus shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Coda Octopus under law or in equity (including, without limitation, the recovery of damages):

(i)
The right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court of competent jurisdiction, including, without limitation, the right to an entry against the Director of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants; and

(ii)
The right and remedy to require the Director to account for and pay over to Coda Octopus and its affiliates all compensation, profits, monies, accruals, increments or other benefits (collectively, “Benefits”) derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants, and the Director shall account for and pay over such Benefits to Coda Octopus and, if applicable, its affected affiliates.

(f)
If any court or other decision-maker of competent jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and non-appealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

8.	Director Representation

The Director represents and warrants to Coda Octopus that he is not now under any obligation of a contractual or other nature to any person, business or other entity which is inconsistent or in conflict with this Agreement or which would prevent him from performing his obligations under this Agreement.

9.	Enforcement and Indemnification

(a)
Coda Octopus, in its sole discretion, may bring an action in any court of competent jurisdiction to seek injunctive relief and such other relief as Coda Octopus shall elect to enforce the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise it is the intention of Coda Octopus and the Director that such determination not bar or in any way affect Coda Octopus’s right, or the right of any of its affiliates, to relief in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata. The parties hereby agree to waive right to a trial by jury for any and all disputes hereunder (whether or not relating to the Restrictive Covenants).

(b)
In accordance with Appendix B to this Agreement, Coda Octopus will indemnify the Director, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Director, including the cost of legal counsel selected and retained by the Director in connection with any action, suit or proceeding to which the Director may be made a party by reason of the Director acting as such. Coda Octopus will pay to the Director in advance of the final disposition of any proceeding all such amounts incurred or suffered.

10.	Miscellaneous

(a)
Litigation and Regulatory Cooperation. During and after Director’s service, Director shall reasonably cooperate with Coda Octopus in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of Coda Octopus which relate to events or occurrences that transpired while Director served; provided, however, that such cooperation shall not materially and adversely affect Director or expose Director to an increased probability of civil or criminal litigation. Director’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of Coda Octopus at mutually convenient times. During and after Director’s service, Director also shall cooperate fully with Coda Octopus in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Director served. Coda Octopus shall also provide Director with compensation on an hourly basis for requested litigation and regulatory cooperation that occurs after his termination, and reimburse Director for all costs and expenses incurred in connection with his performance under this section including, but not limited to, reasonable attorneys’ fees and costs.

(b)
Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective (i) upon personal delivery, (ii) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, or (iii) in the case of facsimile transmission or delivery by nationally recognized overnight delivery service, when received, addressed as follows:

(i)	If to Coda Octopus, to:
Coda Octopus Group, Inc.
245 Park Avenue, 39th Floor
New York, New York 10167

(ii)	If to the Director, to:
24 Stonehill Road
Headley Down
Hampshire
U.K.

or to such other address or addresses as Party shall designate to the other in writing from time to time by like notice.

(c)
Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

(d)
Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

(e)	Amendment. This Agreement may be amended or modified only by a written instrument executed by both Coda Octopus and the Director.

(f)	Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

(g)
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any entity with which or into which Coda Octopus may be merged or which may succeed to its assets or business or any entity to which Coda Octopus may assign its rights and obligations under this Agreement; provided, however, that the obligations of the Director are personal and shall not be assigned or delegated by him.

(h)
Waiver. No delays or omission by Coda Octopus or the Director in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by Coda Octopus or the Director on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(i)	Captions. The captions appearing in this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

(j)
Severability. In case any provision of this Agreement shall be held by a court or arbitrator with jurisdiction over the parties to this Agreement to be invalid, illegal or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

(k)	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

CODA OCTOPUS GROUP, INC.

By: __________________________
Name: Jason Reid
Title: President

DIRECTOR

______________________________
Name: Rodney Peacock

APPENDIX A

ASSIGNMENT

WHEREAS, Rodney Peacock, hereinafter called "Assignor", residing at 24 Stonehill Road, Headley Down, Hampshire, U.K., has certain new and useful formulas, processes, discoveries, improvements, ideas and works of authorship (“Inventions”) disclosed in an application for United States and other Letters Patent entitled _________________________________________________________________________________ and executed by __________________________________________________ on date herewith;

AND WHEREAS Coda Octopus Group, Inc., located at 245 Park Avenue, New York, New York and or a subsidiary thereof, together with any successors, legal representatives or assigns thereof, called "Assignee" wants to acquire the entire right, title and interest in and to said Inventions and application.

NOW, THEREFORE, in consideration of the entering into an Director’s Contract with Assignee dated January 26th, 2005 and other good and valuable consideration, the receipt of which is hereby acknowledged, the Assignor has sold, assigned, transferred and set over, and does hereby sell, assign, transfer and set over to Assignee the entire right, title and interest in and to said Inventions, and said application and all divisions and continuations thereof, and all United States Letters Patents which may be granted thereon and all reissues, reexaminations and extensions thereof, and all priority rights under all available International Agreements, Treaties and Conventions for the protection of Intellectual property in its various forms in every participating country, and all applications for patents (including related rights such as utility-model registrations, inventor's certificates, and the like) heretofore or hereafter filed for said Inventions in any foreign countries, and all patents (including all continuations, divisions, extensions, renewals, substitutes, and reissues thereof) granted for said Inventions in any foreign countries; and the Assignor hereby authorizes and requests the United States Commissioner of Patents and Trademarks, and any officials of foreign countries whose duty it is to issue patents on applications as aforesaid, to Issue all patents for said Inventions to Assignee in accordance with the terms of this Assignment;

AND THE ASSIGNOR HEREBY covenants that he has full right to convey the entire Interest herein assigned, and that he has not executed, and will not execute, any agreement in conflict herewith;

AND THE ASSIGNOR HEREBY further covenants and agrees that he will communicate to Assignee any facts known to him respecting said Inventions, and testify in any legal proceeding, sign all lawful papers, execute all divisional, continuation, substitute and reissue applications, make all rightful oaths and generally do everything possible to aid Assignee to obtain and enforce proper patent protection for said Inventions in all countries.

In testimony whereof, I hereunto set my hand this ____ day of _______________ 20____

SIGNATURE OF ASSIGNOR

STATE OF ________________________________________

COUNTY OF ______________________________________

On _____________________ before me _________________________ Notary Public, personally appeared _______________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the Instrument.

WITNESS my hand and official seal.

_____________________________

Signature of Notary

APPENDIX B

INDEMNITY AGREEMENT

This Agreement is made as of the 26th day of January 2005, by and between Coda Octopus Group, Inc., a Delaware corporation (the “Corporation”), and Rodney Peacock (the “Indemnitee”), a Director and/or Officer of the Corporation (collectively the "Parties").

WHEREAS, it is essential to the Corporation to retain and attract as Directors and Officers the most capable persons available, and

WHEREAS, the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors’ and Officers’ liability insurance has been severely limited, and

WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law, and

WHEREAS, the Corporation does not regard the protection available to Indemnitee as adequate in the present circumstances, and realizes that Indemnitee may not be willing to serve as a Director and/or Officer without adequate protection, and the Corporation desires Indemnitee to serve in such capacity;

NOW, THEREFORE, in consideration of Indemnitee’s service as a Director and/or Officer after the date hereof, the Parties agree as follows:

1.	Definitions. As used in this Agreement:

(a)
The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature.

(b)
The term “Expenses” shall include, but is not limited to, expenses of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement by or on behalf of Indemnitee, attorneys’ fees and disbursements and any expenses of establishing a right to indemnification under this Agreement.

(c)
The terms “Director” and “Officer” shall include Indemnitee’s service at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as a Director and/or Officer of the Corporation.

2.
Indemnity of Director or Officer. Subject only to the limitations set forth in Section 3, Corporation will pay on behalf of the Indemnitee all Expenses actually and reasonably incurred by Indemnitee because of any claim or claims made against him in a Proceeding by reason of the fact that he is or was a Director and/or Officer.

3.	Limitations on Indemnity. Corporation shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee,

(a)	which payment it is prohibited by applicable law from paying as indemnity;

(b)	for which payment is actually made to the Indemnitee under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

(c)	for which payment the Indemnitee is indemnified by Corporation otherwise than pursuant to this Agreement;

(d)
resulting from a claim decided in a Proceeding adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled;

(e)
resulting from a claim decided in a Proceeding adversely to the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

(f)
brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless it shall be decided in a Proceeding that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

For purposes of Sections 3 and 4, the phrase “decided in a Proceeding” shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

4.
Advance Payment of Costs. Expenses incurred by Indemnitee in defending a claim against him in a Proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such Proceeding; provided, however, that Expenses of defense need not be paid as incurred and in advance where the judicial agent of first impression has decided the Indemnitee is not entitled to be indemnified pursuant to this Agreement or otherwise. Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a Proceeding that he is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise.

5.
Enforcement. If a claim under this Agreement is not paid by Corporation, or on its behalf, within thirty days after a written claim has been received by Corporation, the Indemnitee may at any time thereafter bring suit against Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall also be entitled to be paid the Expenses of prosecuting such claim.

6.
Subrogation. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Corporation effectively to bring suit to enforce such rights.

7.
Notice. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to Corporation shall be given at its principal office and shall be directed to the Corporate Secretary (or such other address as Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give Corporation such information and cooperation as it may reasonably require.

8.
Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

9.
Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Corporation or under Delaware law.

10.	Applicable Law. This Agreement shall be governed by and construed in accordance with internal laws of the State of Delaware.

11.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

12.	Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

13.
Continuation of Indemnification. The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a Director and/or Officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

14.	Coverage of Indemnification. The indemnification under this Agreement shall cover Indemnitee’s service as a Director and/or Officer prior to or after the date of the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and signed as of the day and year first above written.

CODA OCTOPUS GROUP, INC.	INDEMNITEE

By: _______________________
Name: ____________________	_________________________
Position: __________________	Print Name: Rodney Peacock